Exhibit 10.3

                          CONCENTRA MANAGED CARE, INC.

                           110,000 Units Consisting of

       $216,230,000 (Face Amount) 14% Senior Discount Debentures due 2010

                                       and

              Warrants to Purchase 1,595,406 Shares of Common Stock

                               PURCHASE AGREEMENT

                                 August 17, 1999

                      PURCHASERS NAMED ON SCHEDULE I HERETO


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                  PURCHASE AGREEMENT dated as of August 17, 1999 (this
"AGREEMENT") by and among, the several persons named in Schedule I hereto (each a "BUYER" and collectively, "BUYERS"), and Concentra Managed Care, Inc., a Delaware corporation ("Concentra").

                                    RECITALS:

                  Yankee Acquisition Corp., a Delaware corporation ("NEWCO") and Concentra, are parties to an Amended and Restated Agreement and Plan of Merger dated as of March 24, 1999 (the "MERGER AGREEMENT"), pursuant to which, upon the terms and subject to the conditions set forth therein, (i) Newco will merge with and into Concentra (the "MERGER"), (ii) each outstanding share of common stock, par value $0.01 per share ("CONCENTRA COMMON STOCK"), of Concentra outstanding immediately prior to the Merger (other than shares of Concentra Common Stock owned by Concentra or Newco or their affiliates) will be converted into the right to receive $16.50 per share in cash, without interest, (iii) each outstanding share of common stock, par value $0.01 per share, of Newco will be converted into one share of Concentra Common Stock and (iv) each outstanding share of Class A common stock, par value $0.01 per share, of Newco will be converted into one share of Class A common stock, par value $0.01 per share, of Concentra.

                  Concentra proposes to issue and sell to the Buyers an aggregate of 110,000 units (the "UNITS"), in the aggregate consisting of $216,230,000 (face amount) of its 14% Senior Discount Debentures due 2010 (the "DEBENTURES") and warrants to purchase 1,595,406 shares of Concentra Common Stock (the "WARRANTS"), subject to the terms and conditions set forth herein. The Debentures are to be issued pursuant to the provisions of an indenture (the "INDENTURE"), to be dated as of the Closing Date (as defined below), between Concentra and United States Trust Company of New York, as trustee (the "TRUSTEE"). The Warrants will be issued pursuant to a warrant agreement to be dated as of the Closing Date (the "WARRANT AGREEMENT") between Concentra and each of the Buyers. The shares of Concentra Common Stock issuable upon exercise of the Warrants are collectively referred to herein as the "WARRANT SHARES." The Units, the Debentures, the Warrants and the Warrant Shares are collectively referred to herein as the "SECURITIES."

                  Each Buyer has conditioned its purchase of the Units to be purchased by it hereunder on Concentra making certain representations and warranties to it hereunder and, in order to induce such Buyer to purchase the Units and in connection with the transactions contemplated to occur on the Closing Date, including the Merger, Concentra is willing to make such representations and warranties.

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                                    AGREEMENT

              NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

                  Section 1.1. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

                  "BOARD" means the Board of Directors of the Company.

                  "BUSINESS DAY" means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

                  "COMMISSION" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

                  "PERSON" means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.

                  "PUBLIC OFFERING" means the sale of Debentures (and Warrants, if applicable) to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

                  "TRANSFER" means a transfer, sale, assignment, pledge, hypothecation or other disposition, whether directly or indirectly pursuant to the creation of a derivative security, the grant of an option or other right, the imposition of a restriction on disposition or voting or transfer by operation of law.

                                    ARTICLE 2

                                PURCHASE AND SALE

                  Section 2.1 PURCHASE AND SALE. (a) Upon the terms and subject to the conditions of this Agreement, Concentra agrees to issue and sell to each Buyer, and each Buyer agrees to purchase from Concentra, the number of Units, including Debentures and Warrants, set forth

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opposite its name on Schedule I hereto. The purchase price for the Units is
$1,000 per Unit (the "PER UNIT PURCHASE PRICE") and the aggregate purchase price for all the Units is $110,000,000 (the "AGGREGATE PURCHASE Price").

                  (b) Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture or the Warrant Agreement, as the case may be, the Debentures and Warrants, as the case may be, and all securities issued in exchange therefor or in substitution thereof shall bear the following legend:

                  "THIS [DEBENTURE][WARRANT] (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

         (1) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS [DEBENTURE][WARRANT] EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND

         (2) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS [DEBENTURE][WARRANT] OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                  AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE [INDENTURE][WARRANT AGREEMENT] CONTAINS A PROVISION REQUIRING THE
                  [TRUSTEE][COMPANY] TO REFUSE TO REGISTER

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                  ANY TRANSFER OF THIS [DEBENTURE][WARRANT] IN VIOLATION OF THE
                  FOREGOING."

                  (c) Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture the Debentures and all securities issued in exchange therefor or in substitution thereof shall bear the following legend:

                  "THIS DEBENTURE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") AS DEFINED BY SECTION 1273(a)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE FOLLOWING INFORMATION IS PROVIDED PURSUANT TO THE INFORMATION REPORTING REQUIREMENTS SET FORTH IN TREASURY REGULATION 1.1275-3.

                  THE ISSUE PRICE OF THIS DEBENTURE IS 76.069% OF ITS ORIGINAL ACCRETED VALUE. THE AMOUNT OF OID ON THIS DEBENTURE IS EQUAL TO THE EXCESS OF ALL THE PAYMENTS TO BE MADE ON THIS DEBENTURE OVER THIS DEBENTURE'S ISSUE PRICE. THE ISSUE DATE OF THIS DEBENTURE IS AUGUST 17, 1999. THE PER ANNUM YIELD TO MATURITY OF THIS DEBENTURE IS 17.21% COMPOUNDED SEMI-ANNUALLY.

                  THIS DEBENTURE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNTIL THE DATE THE INITIAL PURCHASERS SELL AT LEAST 50% OF THE OUTSTANDING DEBENTURES EXCEPT, SUBJECT TO THE OTHER RESTRICTIONS ON TRANSFER HEREIN, AT ANY TIME AND FROM TIME TO TIME A HOLDER MAY SELL OR OTHERWISE TRANSFER DEBENTURES IF SUCH TRANSFERRED DEBENTURES HAVE AN AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF $5,000,000 OR MORE."

                  Section 2.2 CLOSING. The closing (the "CLOSING") of the purchase and sale of the Units hereunder shall take place at the offices of Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York, immediately after the consummation of the Merger. At the Closing, (a) each Buyer, shall deliver to Concentra, in immediately available funds or as otherwise agreed between Concentra and any Buyer, the purchase price for the Units to be purchased by such Buyer by wire transfer to an account designated by Concentra not later than one business day prior to the date of the Closing (the "CLOSING DATE") and (b) Concentra shall deliver to each Buyer (i) certificates for such Buyer's Debentures and (ii) Warrants, duly registered in the name of such Buyer and executed copies of such other documents contemplated hereby.

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                                    ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF CONCENTRA

                  Concentra represents and warrants to Buyers as of the date hereof that:

                  Section 3.1 CORPORATE EXISTENCE AND POWER. Each of Concentra and its subsidiaries (as defined in Rule 1-02 of Regulation S-X of Commission, the "SUBSIDIARIES") has been duly organized and is validly existing as a corporation in good standing under the laws of the respective states in which they have been incorporated. Each of Concentra and its Subsidiaries has full corporate power and authority to carry on its business and to own, lease and operate its properties. Concentra has the requisite corporate power and authority to authorize the offering of the Units, including the Debentures and the Warrants, and Concentra has the requisite power to execute, deliver and perform its obligations under the Agreement, the Indenture, the Debentures, the registration rights agreement, dated the date hereof, by and among Concentra and each of the Buyers with respect to the Debentures (the "REGISTRATION RIGHTS AGREEMENT"), the Warrants and the Warrant Agreement (collectively, the "OPERATIVE AGREEMENTS"). Each of Concentra and its Subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which such qualification is required, except where the failure to be so qualified or in good standing would not (i) have a material adverse effect on the business, prospects, financial condition or results of operations of Concentra and its Subsidiaries, taken as a whole, or
(ii) materially adversely affect in any manner the validity of this Agreement or any of the other Operative Agreements (any event referred to in clause (i) or(ii), a "MATERIAL ADVERSE EFFECT").

                  Section 3.2 SUBSIDIARIES. All of the outstanding equity interests of each of Concentra's Subsidiaries (i) have been duly authorized and validly issued, (ii) are fully paid, nonassessable and not subject to any preemptive or similar rights and (iii) are owned by Concentra or its Subsidiaries free and clear of all liens, encumbrances, pledges, claims, security interests, mortgage, assessments, easements, rights of way, covenants, restrictions, rights of first refusal, defects in title, encroachments and other burdens or adverse claims (collectively "LIENS") (other than Liens on such equity interests pursuant to the Credit Agreement, dated as of August 17, 1999, among Concentra, Concentra Operating Corporation, a Nevada corporation and a wholly-owned subsidiary of Concentra, the several lenders from time to time parties thereto, The Chase Manhattan Bank, as Administrative Agent, Credit Suisse First Boston and Fleet National Bank, as Co-Documentation Agents and DLJ Capital Funding, Inc., as Syndication Agent (the "SENIOR CREDIT FACILITIES")).

                  Section 3.3 AUTHORIZATION. Each of the Operative Agreements has been duly authorized, executed and delivered by Concentra and, assuming the due execution and delivery by the other parties thereto, is a valid and binding agreement of Concentra, enforceable against Concentra in accordance with its terms, except (i) as the enforceability thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws

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affecting creditors' rights generally, (ii) for general principles of equity
(regardless of whether enforcement is brought in a proceeding at law or in equity), (iii) limitations of applicable law regarding the enforceability of any rights to contribution or indemnification and (iv) the waiver as to stay, extension or usury laws may not be enforceable. The Indenture conforms in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                  Section 3.4 NO VIOLATION. None of Concentra or any of its Subsidiaries (i) is in violation of its organizational documents or by-laws, or
(ii)(a) before giving effect to the Merger or the transactions contemplated thereby is, or (b) assuming that the Merger and the transactions contemplated thereby are consummated as contemplated by the Merger Agreement will be, in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which Concentra or any of its Subsidiaries is a party or by which Concentra or any of its Subsidiaries or any of their respective property is bound, except for any such defaults in (ii) as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  Section 3.5 CONSENTS; APPROVALS; CONFLICTS. The execution, delivery and performance by Concentra of each Operative Agreement, the issuance and sale of the Units as contemplated by this Agreement and the consummation of the transactions contemplated by this Agreement and each other Operative Document will not (i) except to the extent such has been obtained, require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as have been obtained and are in full force and effect and as may be required under the securities or Blue Sky laws of the various states and except, in the case of the Registration Rights Agreement, such as may be required under the Securities Act), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under,
(A) the organizational documents or by-laws of Concentra or any of its Subsidiaries or (B) any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to Concentra or any of its Subsidiaries, taken as a whole, to which Concentra or any of its Subsidiaries is a party or by which Concentra or any of its Subsidiaries or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over Concentra or any of its Subsidiaries or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which Concentra or any of its Subsidiaries is a party or by which Concentra or any of its Subsidiaries or their respective property is bound (other than any Lien pursuant to the Senior Credit Facilities), or (v) result in the termination or revocation of any permit (as defined below) of Concentra or any of its Subsidiaries or result in any other impairment of the rights of the holder of any such permit, except in the case of clauses (i), (ii) (B), (iv) and (v), as would not, singly or in the aggregate, have a Material Adverse Effect.

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                  Section 3.6 REAL OR PERSONAL PROPERTY. Concentra and each of its Subsidiaries has good and marketable title to, or valid leasehold interests in, all its real or personal properties material to the business of Concentra and each of its Subsidiaries, taken as a whole, in each case free and clear of all Liens, except for Liens under the Senior Credit Facilities or such as do not, singly or in the aggregate, have a Material Adverse Effect. Any real property and buildings held under lease by Concentra or any of its Subsidiaries are held by Concentra or such Subsidiary under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and business by the Concentra and its Subsidiaries.

                  Section 3.7 LEGAL PROCEEDINGS. There is no legal or governmental proceeding pending or, to Concentra's knowledge, threatened to which Concentra or any of its Subsidiaries is bound or could reasonably be expected to be a party or to which any of their respective property is or could reasonably be expected to be subject, except for any such proceedings as would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect.

                  Section 3.8 ENVIRONMENTAL LAWS. Except as could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect, (i) Concentra and its Subsidiaries are not in violation of any Federal, state or local laws or regulations relating to pollution or protection of human health or the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENT LAWS") or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, which violation includes, but is not limited to, noncompliance with or lack of any permits or other governmental authorizations; and (ii) (A) Concentra and its Subsidiaries have not received any communication, whether from a governmental authority or otherwise, alleging any such violation or noncompliance, and there are no circumstances, either past, present or that are reasonably foreseeable, that are reasonably likely to lead to such violation in the future, (B) there is no pending or, to Concentra's knowledge, threatened claim, action, investigation or notice by any person or entity alleging potential liability for investigatory, cleanup, or governmental response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to any actual, alleged or, to Concentra's knowledge, threatened pollution or contamination, or, to the Concentra's knowledge, any circumstances forming the basis of any violation, or alleged violation, of any Environmental Law (collectively, "ENVIRONMENTAL CLAIMS"), and (C) there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably be expected to form the basis of any Environmental Claim against Concentra or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim Concentra or any of its Subsidiaries has retained or assumed either contractually or by operation of law. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

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                  Section 3.9 NO BROKERS. There are no contracts, agreements or understandings between Concentra or any of its Subsidiaries and any person that would give rise to a valid claim against Concentra, any of its Subsidiaries or any Buyer for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Units.

                  Section 3.10 LABOR MATTERS. Concentra has no knowledge of any actionable violation by Concentra or any of its Subsidiaries of any Federal, state or local law relating to employment practices, discrimination in the hiring, promotion or pay of employees or any applicable wage or hour laws, or of any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations promulgated thereunder that would, singly or in the aggregate, have a Material Adverse Effect. There is (A) no material unfair labor practice complaint pending against Concentra or any of its Subsidiaries or, to the best knowledge of Concentra, threatened against Concentra or any of its Subsidiaries, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending against Concentra or any of its Subsidiaries or, to the knowledge of Concentra, threatened against Concentra or any of its Subsidiaries, (B) no labor strike, dispute, slowdown or stoppage ("LABOR DISPUTE") in which Concentra or any of its Subsidiaries is involved nor, to the best knowledge of Concentra, is any Labor Dispute imminent, other than routine disciplinary and grievance matters, or (C) no union representation question existing with respect to the employees of Concentra or any of its Subsidiaries except with respect to any matter specified in clause (A), (B) or (C) above as would not, singly or in the aggregate, have a Material Adverse Effect. Except as set forth in the Proxy Statement of Concentra dated July 16, 1999 (the "PROXY STATEMENT"), there exist no material employment, consulting, severance or termination agreements or arrangements between Concentra or any of its Subsidiaries and any current or former officer or director of Concentra or any of its Subsidiaries and there are no collective bargaining or other labor union agreements to which Concentra or any of its Subsidiaries is a party or by which any of them is bound.

                  Section 3.11 PERMITS. Each of Concentra and its Subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals ("PERMITS") of, and has made all filings with and notice to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, laws relating to the provisions of occupational healthcare services, medical review services and the operation of managed care provider networks as are necessary to own, lease, license and operate its properties and to conduct its business, except where the failure to have any such permit or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such permit is valid and in full force and effect and Concentra and each of its Subsidiaries is in compliance with all the terms and conditions of its permits and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; no event has occurred (including the receipt of any notice from any authority or governing body) which allows or, after notice or elapse of time or both, would allow revocation, suspension or termination of any such permit, or results or, after

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notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such permit; and such permits contain no restrictions that are unduly burdensome to Concentra and its Subsidiaries, except, in each case, where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

                  Section 3.12 INTELLECTUAL PROPERTY. Except as would not, singly or in the aggregate, have a Material Adverse Effect: (i) Concentra and its Subsidiaries own or possess, free and clear of all Liens (other than Liens under the Senior Credit Facilities), valid rights to all patents, patent rights, copyrights, computer databases and software, logos, slogans, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names and all licenses, applications and registrations related to the foregoing used in the business of Concentra and its Subsidiaries (collectively, the "INTELLECTUAL PROPERTY"); (ii) none of Concentra and its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property or has knowledge of any infringement of the Intellectual Property by any person; and
(iii) to the best of Concentra's knowledge after due inquiry, the use of the Intellectual Property in connection with the business and operations of Concentra and each of its Subsidiaries does not infringe on the rights of any person.

                  Section 3.13 INSURANCE. Concentra and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither Concentra nor any of its Subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not reasonably be expected to have a Material Adverse Effect.

                  Section 3.14 HEALTHCARE LAWS. Except for such violations which, singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, to Concentra's knowledge, neither Concentra, any of its Subsidiaries nor any affiliated professional corporation, partnership or association associated with Concentra or any of its Subsidiaries has violated any federal, state or local statutes, rules or regulations or permit requirements relating to fraud and abuse, self-referral, fee-splitting, the corporate practice of medicine, the Programs (as defined below), workers' compensation, automobile insurance and other laws that regulate the ownership or operation of managed care provider networks or the provision of occupational healthcare services, cost containment services or medical review services or healthcare services generally or require licensing, certification or other approval of such services provided (collectively, the "RELEVANT HEALTHCARE LAWS"). Except for such violations which, singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, to Concentra's knowledge, neither Concentra, any of its Subsidiaries nor any affiliated professional

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corporation, partnership or association associated with Concentra or any of its
Subsidiaries has engaged in a pattern or practice of making payments intended to obtain or induce patient referrals for any of their operations.

                  Section 3.15 INVESTMENT COMPANY ACT. Each of Concentra and its Subsidiaries is not an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

                  Section 3.16 NO VIOLATION OF FEDERAL RESERVE SYSTEM. Neither Concentra nor any agent acting on behalf of Concentra has taken, and none of them will take, any action that would cause this Agreement or the issuance or sale of the Units to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

                  Section 3.17 CREDIT RATING. No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed Concentra that it is considering imposing) any condition (financial or otherwise) on Concentra's or any of its Subsidiaries' retaining any rating assigned to Concentra or any of its Subsidiaries or any securities of Concentra or any of its Subsidiaries or (ii) has indicated to Concentra or any of its Subsidiaries that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change in, any rating so assigned or (b) any change in the outlook for any rating of Concentra or any of its Subsidiaries.

                  Section 3.18 NO REGISTRATION REQUIRED. No registration under the Securities Act of the Units, including the Debentures and the Warrants, is required for the sale of the Units to the Buyers as contemplated hereby, assuming the accuracy of the Buyers representations and warranties and agreements contained herein.

                  Section 3.19 NO QUALIFICATION UNDER TIA REQUIRED. Assuming the accuracy of the Buyers' representations, warranties and agreements contained herein, prior to the effectiveness of any registration statement relating to the Debentures, the Indenture is not required to be qualified under the TIA.

                  Section 3.20 INTERNAL ACCOUNTING CONTROLS. Concentra has established a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  Section 3.21 SOLVENCY. Immediately after and after giving effect to the offering of the Units as contemplated hereby and the consummation of the Merger and the transactions contemplated thereby, (i) the present fair salable value of Concentra's and each of its Subsidiaries' assets shall be more than the amount that will be required to pay its debts (including contingent and unliquidated debts) as they become absolute and matured, (ii) Concentra's and each of its Subsidiaries' assets, at a fair valuation, shall be greater than the sum of its debts (including contingent and unliquidated debts), (iii) Concentra and each of its Subsidiaries shall not be engaged in a business or transaction for which its remaining assets are unreasonably small in relation to such business or transaction, and (iv) Concentra and each of its Subsidiaries shall not intend to incur or believe that it will incur debts beyond its ability to pay such debts as they become absolute and matured. Concentra and each of its Subsidiaries disclaim any intent to hinder, defraud or delay its creditors, or to prefer some creditors over other creditors, and believes that the obligations represented by the Debentures are being incurred for proper purposes in good faith.

                  Section 3.22 FRAUD AND ABUSE LAWS. To the best of Concentra's knowledge, neither (A) Concentra, (B) any of its Subsidiaries, nor (C) any affiliated entity, including without limitation any professional corporation, partnership or association, with which Concentra or any of its Subsidiaries contracts and through which services are provided (each a "GROUP MEMBER" or collectively, the "GROUP MEMBERS") has received any indication or notice, written or oral, from representatives of state workers' compensation bureaus or organizations or the Medicare, Medicaid or CHAMPUS programs (collectively, the "PROGRAMS") or any other federal or state agency that any of the Group Members' agreements or arrangements are contrary to any federal or state fraud and abuse laws or regulations or federal or state self-referral laws or regulations.

                  Section 3.23 ELIGIBILITY TO PARTICIPATE IN PROGRAMS. All Group Members that provide items and services reimbursed by the Programs are eligible to participate in the Programs.

                  Section 3.24 WORKERS' COMPENSATION. The Group Members employ personnel familiar with the various laws and regulations governing workers' compensation and reimbursement under the Programs and conduct periodic audits of the Group Members' billing and collection procedures. To the best of Concentra's knowledge, (i) each Group Member is in substantial compliance with those laws and regulations; and (ii) no Group Member has received any indication or notice, written or oral, from representatives of the Programs or any other federal or state agency that any of the Group Members' billing procedures will be audited.

                  Section 3.25 PHYSICIAN LICENSING. To the best of Concentra's knowledge, the Group Members are in compliance with the laws and regulations pertaining to (i) physician licensure and (ii) physician fee-splitting in all states in which they are organized and otherwise authorized to conduct business, and are not engaged, either directly or indirectly, in either the unauthorized or unlicensed practice of medicine or in prohibited physician fee-splitting arrangements, except where such failure to be in compliance, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  Section 3.26 CORPORATE INTEGRITY PROGRAM. To the best of Concentra's knowledge, the Group Members are in substantial compliance with the terms and conditions of the Corporate Integrity Program of Concentra, except where such failure to be in compliance, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  Section 3.27 REVOCATION OR SUSPENSION OF LICENSES. To the best of Concentra's knowledge, no Group Member, or any individual or business entity with which a Group Member contracts and through which services are provided, has received any indication or notice, written or oral, from representatives of the United States Department of Health and Human Services or any other federal or state agency or accrediting body regarding any matters, including but not limited to the revocation, suspension, termination or modification of any applicable licenses, certifications, accreditations or supplier numbers, which has had or could have with the passage of time a Material Adverse Effect.

                  Section 3.28 EFFECT OF CERTIFICATES. Each certificate signed by any officer of the Concentra or any of its Subsidiaries and delivered to the Buyers or counsel for the Buyers in connection with this Agreement on or prior to the Closing Date shall be deemed to be a representation and warranty of Concentra to the Buyers as to the matters covered thereby.

                                    ARTICLE 4

                     REPRESENTATION AND WARRANTIES OF BUYERS

                  Each Buyer, severally and not jointly, represents and warrants to Concentra as of the date hereof that:

                  Section 4.1 EXISTENCE AND POWER. Such Buyer is a corporation, limited partnership or limited liability company, or other entity, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

                  Section 4.2 AUTHORIZATION. Each of the Operative Agreements to which such Buyer is a party has been duly authorized, executed and delivered by such Buyer and, assuming the due execution and delivery by Concentra, is a valid and binding agreement of such Buyer, enforceable against such Buyer in accordance with its terms, except (i) as the enforceability thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) for general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity), (iii) limitations of applicable law regarding the enforceability of any rights to contribution or indemnification and (iv) the waiver as to stay, extension or usury laws may not be enforceable.

                  Section 4.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by such Buyer of each Operative Agreement to which such Buyer is a party requires no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official except such as have been obtained or except for (i) filings under the HSR Act, (ii) such filings and approvals as may be required by any applicable state securities "blue sky" laws,
(iii) such as have been obtained, or (iv) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not reasonably be expected to adversely affect the ability of such Buyer to perform its obligations hereunder.

                  Section 4.4 NONCONTRAVENTION. The execution, delivery and performance by such Buyer of each Operative Agreement to which such Buyer is a party does not and will not (i) violate, if such Buyer is a corporation, the certificate of incorporation or bylaws of such Buyer, if such Buyer is a limited partnership, the certificate of limited partnership or agreement of limited partnership of such Buyer, or, if such Buyer is a limited liability company, the certificate of formation or limited liability company agreement of such Buyer,
(ii) violate any law, rule, regulation, judgment, injunction, order or decree applicable to or binding upon such Buyer, (iii) require any consent or other action by any person under, constitute a default under (with due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration of any right or obligation of such Buyer or to a loss of any benefit to which such Buyer is entitled under any provision of any agreement or other instrument binding upon such Buyer or any of its assets or properties or
(iv) result in the creation or imposition of any material Lien on any property or asset of such Buyer.

                  Section 4.5 PURCHASE FOR INVESTMENT. Such Buyer is purchasing its Units for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof.

                  Section 4.6 PRIVATE PLACEMENT. (a) Such Buyer's financial situation is such that such Buyer can afford to bear the economic risk of holding its Units for an indefinite period of time, and such Buyer can afford to suffer the complete loss of the investment in its Units.

                  (b) Such Buyer's knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of the investment in its Units or such Buyer has been advised by a representative possessing such knowledge and experience.

                  (c) Such Buyer understands that the Units acquired hereunder is a speculative investment which involves a high degree of risk of loss of the entire investment therein, that there will be substantial restrictions on the transferability of the Units and that for an indefinite period following the date hereof there will be no public market for the Units and that, accordingly, it may not be possible for such Buyer to sell the Units in case of emergency or otherwise.

                  (d) Such Buyer and its representatives, including, to the extent it deems appropriate, its professional, financial, tax and other advisors, have reviewed all documents provided to them in connection with the investment in the Units, and such Buyer understands and is aware of the risks related to such investment.

                  (e) Such Buyer and its representatives have been given the opportunity to examine all documents and to ask questions of, and to receive answers from, Concentra and its respective representatives concerning the terms and conditions of the acquisition of the Units and related matters and to obtain all additional information which such Buyer or its representatives deem necessary.

                  (f) Except as otherwise disclosed to Concentra, such Buyer is an "ACCREDITED INVESTOR" as such term is defined in Regulation D under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  Section 4.7 LITIGATION. There is no action, suit, investigation or proceeding pending against, or to the knowledge of such Buyer threatened against or affecting, such Buyer before any court or arbitrator or any governmental body, agency or official which would be reasonably likely to have a Material Adverse Effect.

                  Section 4.8 NO BROKERS. There are no contracts, agreements or understandings between such Buyer and any person that would give rise to a valid claim against Concentra, any of its Subsidiaries or any Buyer for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Units.

                                    ARTICLE 5

                        COVENANTS OF CONCENTRA AND BUYERS

                  Section 5.1 FURTHER ASSURANCES. Concentra and each Buyer agree that, from time to time, whether on or after the Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other actions as may be reasonably necessary to carry out the purposes and intents of this Agreement.

                                    ARTICLE 6

                              CONDITIONS TO CLOSING

                  Section 6.1 CONDITIONS TO OBLIGATIONS OF BUYERS. The obligations of each of the Buyers to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions:

                  (a) On the Closing Date, the Buyers shall have received an opinion, dated the Closing Date, of Richard A. Parr II, general counsel for Concentra, substantially to the effect that:

                           a. Each of the Operative Agreements to which Concentra is a party has been duly authorized, executed and delivered by Concentra.

                           b. The execution, delivery and performance by Concentra of each Operative Document, the issuance and sale of the Units, including the Debentures and the Warrants, as contemplated by this Agreement and the consummation of the transactions contemplated by this Agreement and each other Operative Document will not (i) except to the extent such has been obtained, require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states and except, in the case of the Registration Rights Agreement, such as may be required under the Securities Act), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under (A) the organization documents or by-laws or other organizational documents of Concentra or any of its Subsidiaries or (B) any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to Concentra or any of its Subsidiaries, taken as a whole, to which Concentra or any of its Subsidiaries is a party or by which Concentra or any of its Subsidiaries or their respective property is bound, (iii) to such counsel's knowledge after due inquiry, violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over Concentra or any of its Subsidiaries or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which Concentra or any of its Subsidiaries is a party or by which Concentra or any of its Subsidiaries or their respective property is bound, or (v) result in the termination or revocation of any permit of Concentra or any of its Subsidiaries or result in any other impairment of the rights of the holder of any such permit, except in the case of clauses (i), (ii) (B), (iv) and (v), as would not, singly or in the aggregate, have a Material Adverse Effect.

                           c. No injunction, restraining order or other order or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to Concentra or any of its Subsidiaries which would prevent or suspend the issuance or sale of the Units, including the Debentures or the Warrants, or the consummation of any transaction contemplated by the Operative Agreements.

                           d. To the best of counsel's knowledge after due inquiry, there is no legal or governmental proceeding pending or threatened to which Concentra or any of its Subsidiaries is bound or could reasonably be expected to be a party or to which any of their respective property is or could reasonably be expected to be subject, except for any such proceedings as would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect.

                           e. Neither Concentra nor any of its Subsidiaries is in violation of its organizational documents or bylaws or other organizational documents and, to the knowledge of such counsel after due inquiry, neither Concentra nor any of its Subsidiaries (a) is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to Concentra or any of its Subsidiaries, taken as a whole, to which Concentra or any of its Subsidiaries is a party or by which Concentra or any of its Subsidiaries or their respective property is bound, or (b) is in violation of any applicable statute, rule or regulation (including, without limitation, any Environmental Law, any Relevant Healthcare Laws or any provision of ERISA or the rules and regulations promulgated thereunder) or any order, writ or decree of any court or governmental agency or body having jurisdiction over Concentra or any of its Subsidiaries or their respective property, except in the case of (a) and (b), for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

                  (b) On the Closing Date, the Buyers shall have received an opinion, dated the Closing Date, of Reboul, MacMurray, Hewitt, Maynard & Kristol, special counsel to Concentra substantially to the effect that:

                           a. All of the outstanding capital stock of Concentra issued after the Merger is consummated (i) has been duly authorized and validly issued and (ii) is fully paid, nonassessable and, to such counsel's knowledge after due inquiry, not subject to preemptive or similar rights, except as provided in the Stockholders Agreement, dated as of August 17, 1999, by and among Concentra and the several purchasers name in Schedule I thereto.

                           b.  Assuming due authorization by Concentra, this
Agreement has been duly executed and delivered by Concentra.

                           c. Assuming the due authorization of the Indenture by Concentra and the Trustee, each of the Operative Agreements has been duly authorized, executed and delivered by Concentra and, assuming the due execution and delivery by the Buyers, is a valid and binding agreement of Concentra, enforceable against Concentra in accordance with its terms, except (i) as the enforceability thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally,
         (ii) for general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity), (iii) limitations of applicable law regarding the enforceability of any rights to contribution or indemnification and (iv) the waiver as to stay, extension or usury laws may not be enforceable.

                           d. When executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Buyers in accordance with the terms of this Agreement, the Debentures will be valid and binding obligations of Concentra, entitled to the benefits of the Indenture and enforceable against Concentra in accordance with their terms, except (i) as the enforceability thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) for general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity) and
         (iii) the waiver as to stay, extension or usury laws may not be enforceable.

                           e. The Warrants are convertible into Warrant Shares in accordance with their terms and the Warrant Shares have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable.

                           f. Each of Concentra and its Subsidiaries is not an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

                           g. The Indenture complies as to form in all material respects with the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                            h. No registration under the Securities Act of the Units, including the Debentures and the Warrants, or qualification of the Indenture under the TIA is required for the sale of the Units, including the Debentures and the Warrants, to the Buyers as contemplated by this Agreement, assuming (i) the accuracy of, and compliance with, the Buyers' representations and agreements contained in Article 4 of this Agreement and (ii) the accuracy of the representations and agreements of Concentra set forth in this Agreement and (iii) that the offer, sale and delivery of the Units, including the Debentures and the Warrants have been made as contemplated by this Agreement.

                           i. To such counsel's knowledge after due inquiry, no action has been taken and no law, statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the execution, delivery or performance of any of the Operative Agreements, the consummation of any of the transactions contemplated thereunder or the issuance of the Units, including the Debentures or the Warrants, or suspends the sale of the Units, including the Debentures or the Warrants.

                  (c) Concentra shall have executed and delivered the Operative Agreements.

                  (d) Concentra and the Trustee shall have executed and delivered the Indenture.

                  (e) On the Closing Date, the Buyers shall have received a solvency opinion from Valuation Research, dated the Closing Date, as to the solvency of Concentra (on a consolidated basis) after giving effect to the Merger, the transactions contemplated thereby and the financings and transactions contemplated herein in form and substance reasonably satisfactory to the Buyers.

                  (f) The Senior Credit Facilities shall have been executed by the parties thereto and, on the Closing Date, the closing under the Senior Credit Facilities (including, without limitation, the borrowing of all term loans thereunder) shall have been consummated simultaneously with the consummation of the offering of the Units.

                  (g) All of the conditions precedent to the Merger Agreement shall have been satisfied or waived and the Merger shall have been consummated.

                  Section 6.2 CONDITIONS TO OBLIGATION OF CONCENTRA. The obligation of Concentra to consummate the transactions contemplated hereby is subject to the satisfaction of the following further conditions:

                  (a) Each Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date.

                  (b) Each Buyer shall have executed and delivered the Registration Rights Agreement and the Warrant Agreement.

                                    ARTICLE 7

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES: INDEMNIFICATION

                  Section 7.1 SURVIVAL. Except for the representations and warranties contained in Sections 3.1 and 3.3, which shall survive indefinitely, the representations and warranties of the parties hereto contained in this Agreement shall survive the Closing until twelve months after the Closing Date, and thereafter shall terminate and be of no further force or effect.

                  Section 7.2 INDEMNIFICATION. (a) Concentra hereby indemnifies each Buyer and its affiliates, limited partners, general partners, directors, officers, trustees and employees against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("DAMAGES") incurred or suffered by any such party arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Concentra pursuant to this Agreement; PROVIDED that with respect to any Buyer, (i) Concentra shall not be liable under this Section 7.2(a) unless the aggregate amount of Damages with respect to all matters referred to in this
Section 7.2(a) for
which such Buyer has sought indemnification exceeds $100,000 and then only to the extent of such excess and (ii) the indemnifying parties' aggregate maximum liability under this Section 7.2(a) to any Buyer shall not exceed the amount of the Aggregate Purchase Price paid by such Buyer to Concentra.

                  (b) Each Buyer hereby indemnifies, severally and not jointly, Concentra and its affiliates, limited partners, general partners, directors, officers and employees against and agrees to hold each of them harmless from any and all Damages incurred or suffered by any such party arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by such Buyer pursuant to this Agreement; PROVIDED that (i) such Buyer shall not be liable under this Section 7.2(b) unless the aggregate amount of Damages with respect to all matters referred to in this Section 7.2(b) exceeds $100,000 and then only to the extent of such excess and (ii) such Buyer's maximum liability under this Section 7.2(b) shall not exceed the amount of Aggregate Purchase Price paid by such Buyer to Concentra.

                  (c) Each Buyer acknowledges that because of the $100,000 threshold established in Section 7.2(a), one or more Buyers may be compensated under such section while another Buyer or Buyers is not so compensated because of the operation of such $100,000 threshold. In order to correct the inequities which might otherwise result, each Buyer agrees to contribute such amounts to such other Buyers as may be necessary so that, after giving effect to all such contributions, each Buyer has received (i) the amount it would have received had there been no $100,000 threshold in Section 7.2(a), (ii) multiplied by a fraction, the numerator of which is the aggregate of all indemnity payments actually paid under Section 7.2(a) and the denominator of which is the aggregate of all indemnity payments actually paid under Section 7.2(a) plus all indemnity amounts actually offset against the $100,000 threshold.

                  Similarly, each Buyer acknowledges that because of the $100,000 threshold in Section 7.2(b), one or more Buyers could be required to make indemnity payments under such section while another Buyer or Buyers is not so required because of the operation of such $100,000 threshold. Each Buyer agrees to contribute such amounts to such other Buyers as may be necessary so that, after giving effect to all such contributions, each Buyer has paid an indemnity amount equal to (i) the amount it would have paid had there been no $100,000 threshold in Section 7.2(b), (ii) multiplied by a fraction, the numerator of which is the aggregate of all indemnity payments actually paid under Section 7.2(b) and the denominator of which is the aggregate of all indemnity payments actually paid under Section 7.2(b) plus all indemnity amounts actually offset against the $100,000 threshold.

                  Concentra shall provide WCAS Capital Partners III, L.P. ("WCAS CP III") with information relating to any amounts paid or offset under Sections 7.2(a) or 7.2(b), within 30 days of the date of each such payment or offset. WCAS will provide such information to its independent accountants who will, no later than February 28 (or 29) of each year determine the contribution amounts, contribution payors and contribution payees for the previous calendar year and provide notice to each Buyer as to its determinations under this Section 7.2(c). Those Buyers who are required to make contributions shall pay such amounts to WCAS CP III's independent accountants within 30 days of the receipt of such notice. Such accountants will in turn, make payments to the contribution payees in accordance with the determinations set forth in the notice. Buyers agree that the determination of WCAS CP III's independent accounts as to all matters relating to this Section 7.2(c) shall be conclusive and binding on all parties, absent manifest error.

                                    ARTICLE 8

                         TAG-ALONG AND DRAG-ALONG RIGHTS

                  SECTION 8.1 TAG-ALONG RIGHTS.

                  (a) Until the earlier of (1) the second anniversary of the date the Debentures are first issued and (2) the date the Buyers sell at least 50% of the outstanding Debentures, with respect to any proposed Transfer by WCAS CP III (the "SELLING DEBENTUREHOLDER") of a majority of the Debentures held by WCAS CP III to any Person (including an underwriter or an initial purchaser in connection with an offering pursuant to Rule 144A or Regulation S of the Securities Act or in a Public Offering pursuant to a bona fide sale to the public) (any such transaction, a "PROPOSED SALE"), each Buyer (other than WCAS CP III) (a "TAGGING DEBENTUREHOLDER") will have the right to require the Selling Debentureholder to include in such Proposed Sale a face amount of the Debentures equal to up to the product (rounded up to the nearest whole number) of (i) the quotient determined by dividing (A) the aggregate face amount of the Debentures owned by such Tagging Debentureholders by (B) the aggregate face amount of the Debentures owned by WCAS CP III and the Tagging Debentureholders and (ii) the total face amount of the Debentures proposed to be directly or indirectly Transferred to the transferee or acquiring Person in the Proposed Sale (a "PROPOSED TRANSFEREE"), at the same price per face amount of the Debentures and upon the same terms and conditions (including, without limitation, time of payment, form of consideration, inclusion of Warrants and adjustments to purchase price) as the Selling Debentureholder; PROVIDED that in order to be entitled to exercise its right to sell Debentures to the Proposed Transferee pursuant to this Section 8.1(a), each Tagging Debentureholder (x) shall agree to the same covenants with respect to such Tagging Debentureholders, as appropriate, as the Selling Debentureholder agrees to in connection with the Proposed Sale; PROVIDED, however, that the aggregate amount of liability of such Tagging Debentureholder with respect to such covenants shall not exceed the proceeds to such Tagging Debentureholder in connection with the Proposed Sale, and (y) shall make such representations and warranties concerning its title to the Debentures (and Warrants, if applicable) to be sold in connection with the Proposed Sale and its authority to enter into and consummate the Proposed Sale as the Selling Debentureholder makes, but shall not be required to make any other representations and warranties or indemnities other than with respect to its own representations and warranties.

                  (b) Each Tagging Debentureholder will be responsible for funding its proportionate share of any escrow arrangements in connection with the Proposed Sale and for its proportionate share of any withdrawals therefrom, including without limitation any such withdrawals that are made with respect to claims arising out of agreements, covenants, representations, warranties or other provisions relating the Proposed Sale that were made by the Tagging Debentureholder.

                  (c) Each Tagging Debentureholder will be responsible for its proportionate share of the reasonable fees, discounts, commissions and other out-of-pocket expenses (collectively, "COSTS") of the Proposed Sale to the extent not paid or reimbursed by Concentra, the Proposed Transferee or another Person (other than the Selling Debentureholder); PROVIDED that the Proposed Sale is consummated and the liability for such Costs shall not exceed the total purchase price received by such Tagging Debentureholder for such Debentures (and Warrants, if applicable). The Selling Debentureholder shall be entitled to estimate the Tagging Debentureholders' proportionate share of such Costs and to withhold such amounts from payments to be made to the Tagging Debentureholder at the time of closing of such Proposed Sale; PROVIDED that (i) such estimate shall not preclude the Selling Debentureholder from recovering additional amounts from the Tagging Debentureholder in respect of such Tagging Debentureholder's proportionate share of such Costs and (ii) the Selling Debentureholder shall reimburse the Tagging Debentureholder to the extent actual amounts are ultimately less than the estimated amounts or any such amounts are paid by the Company, the Proposed Transferee or another Person (other than the Selling Debentureholder).

                  (d) The Selling Debentureholder will give notice to Concentra of each Proposed Sale not more than five days after such Selling Debentureholder has determined to effect a Proposed Sale, setting forth the face amount of Debentures (and Warrants, if applicable) proposed to be so Transferred, the manner in which the Proposed Sale will be effected, the name and address of the Proposed Transferee (if applicable), the proposed amount and form of consideration (and if such consideration consists in part or in whole of property other than cash, the Selling Debentureholder will provide such information, to the extent reasonably available to the Selling Debentureholder, relating to such non-cash consideration as each of the Tagging Debentureholders may reasonably request in order to evaluate such non-cash consideration) and other terms and conditions of the Proposed Sale. If any holders of the Debentures are given an option as to the form and amount of consideration to be received, all holders of the Debentures shall be given the same option. In the event that any of the terms and/or conditions set forth in the notice are thereafter amended in any respect, the Selling Debentureholder shall also give written notice of the amended terms and conditions of the Proposed Sale to Concentra, and each Tagging Debentureholder shall be permitted to cancel its exercise of its rights under this Section 8.1 upon delivery of written notice to Concentra to such effect and shall be released from its obligation hereunder. Upon its receipt of any such notice or amended notice, Concentra shall promptly, but in all events within three (3) Business Days of its receipt thereof, forward copies thereof to each of the Tagging Debentureholders. The Selling Debentureholder will deliver or cause to be delivered to each Tagging Debentureholder copies of all transaction documents relating to the Proposed Sale promptly as the same become available. The tag-along rights provided by this Section 8.1 must be exercised by the Tagging Debentureholders within 10 Business Days following receipt of the notice required by the preceding sentence by delivery of a written notice to the Selling Debentureholder indicating its desire to exercise its rights and specifying the face amount of the Debentures it desires to sell (the "TAG-ALONG NOTICE"). The Tagging Debentureholders will be entitled under this Section 8.1 to Transfer to the Proposed Transferee the face amount of the Debentures calculated in accordance with Section 8.1(a).

                  (e) Any Tagging Debentureholder participating in the Proposed Sale shall deliver to Concentra, as agent for such Tagging Debentureholder, for transfer to the Proposed Transferee one or more Debentures (and Warrants, if applicable), properly endorsed for transfer and with all transfer taxes paid and stamps affixed, which represent the face amount of the Debentures (and Warrants, if applicable) that such Tagging Debentureholder elects to dispose of pursuant to paragraph (d) above. The consummation of such proposed disposition shall be subject to the sole discretion of the Selling Debentureholder, who shall have no liability or obligation whatsoever to any Tagging Debentureholder participating therein other than to obtain for such Tagging Debentureholder the same terms and conditions as those of the Selling Debentureholder. Upon the consummation of any such sale, Concentra (i) shall transfer to the Proposed Transferee a Debenture or Debentures representing the face amount of the Debentures to be disposed of by any Tagging Debentureholders (and Warrants, if applicable) and (ii) shall promptly thereafter remit to each Tagging Debentureholder (i) that portion of the proceeds of the disposition to which such Tagging Debentureholder is entitled by reason of such participation and (ii) Debentures or Warrants, as the case may be, representing any balance of face amount of the Debentures or any number of Warrants that were not so disposed of (or all of the Debentures and Warrants, in the event the proposed disposition is not consummated).

                  (f) If any Tagging Debentureholder exercises its rights under this Section 8.1, the closing of the purchase of the Debentures (and Warrants, if applicable) with respect to which such rights have been exercised will take place concurrently with the closing of the sale of the Selling Debentureholder's Debentures (and Warrants, if applicable) to the Proposed Transferee. If by the end of ninety (90) days following the date of delivery of the notice of the Proposed Sale provided by Concentra pursuant to Section 8.1(d), the Selling Debentureholder and the Proposed Transferee have not completed the Proposed Sale, each Tagging Debentureholder shall be released from its obligations under this Section 8.1, and the Tag-Along Notices shall be null and void, and it shall be necessary for the terms of this Section 8.1 to be separately complied with in order to consummate such Proposed Sale pursuant to this Section 8.1.

                         SECTION 8.2. DRAG-ALONG RIGHTS.

                  (a) Until the earlier of (1) the second anniversary of the date the Debentures are first issued and (2) the date the Buyers sell at least 50% of the outstanding Debentures, if WCAS CP III (the "DRAGGING DEBENTUREHOLDER") decides to, and does, sell (including to an underwriter or an initial purchaser in a Public Offering, pursuant to a bona fide sale to the public or pursuant to Rule 144A or Regulation S under the Securities Act), all of the face amount of the Debentures then owned by the Dragging Debentureholder (a "SECTION 8.2 TRANSFER") then each Buyer (other than the Dragging Debentureholder) (collectively, the "DRAG-ALONG

DEBENTUREHOLDERS") hereby agrees that, if requested by the Dragging Debentureholder, it will Transfer in the Section 8.2 Transfer, subject to the other provisions of this Section 8.2, on the terms of the Section 8.2 Transfer as finally determined by the Dragging Debentureholder, including, without limitation, time of payment, form and choice of consideration, inclusion of Warrants and adjustments to purchase price, the face amount of the Debentures (and number of Warrants, if applicable) equal to the face amount of the Debentures (and number of Warrants, if applicable) owned by it multiplied by the percentage of the then outstanding face amount of Debentures (and number of Warrants) to which the Section 8.2 Transfer offer is applicable; PROVIDED, HOWEVER, Chase Equity Associates, L.P. and its transferees and assigns shall have the right to refuse to participate in any proposed Section 8.2 Transfer giving rise to the rights of the Dragging Debentureholder set forth in this
Section 8.2(a) within five (5) Business Days following the receipt of the Drag-Along Notice (as defined below) by sending written notice of its refusal to the Dragging Debentureholder.

                  (b) The Dragging Debentureholder will give notice (the "DRAG-ALONG NOTICE") to the Drag-Along Debentureholders of any Section 8.2 Transfer within five (5) Business Days following the Dragging Debentureholder's determination to effect a Section 8.2 Transfer and, in any event, not less than ten (10) Business Days prior to the proposed closing date for such Section 8.2 Transfer. The Drag-Along Notice will set forth the face amount of the Debentures (and number of Warrants, if applicable) proposed to be so Transferred, the manner in which the Section 8.2 Transfer will be effected, the name of the proposed Transferee or acquiring Person (if applicable), the proposed amount and form of consideration (and if such consideration consists in part or in whole of property other than cash, the Dragging Debentureholder will provide such information, to the extent reasonably available to the Dragging Debentureholder, relating to such non-cash consideration as the Drag-Along Debentureholders together may reasonably request in order to evaluate such non-cash consideration), the face amount of the Debentures (and number of Warrants, if applicable) sought and the other terms and conditions of the Section 8.2 Transfer. If any holders of the Debentures are given an option as to the form and amount of consideration to be received, all holders of the Debentures shall be given the same option. Each Drag-Along Debentureholder (x) shall agree to the same covenants with respect to such Drag-Along Debentureholders, as appropriate, as the Dragging Debentureholder agrees to in connection with the Section 8.2 Transfer; PROVIDED, HOWEVER, that the aggregate amount of liability of such Drag-Along Debentureholder with respect to such covenants shall not exceed the proceeds to such Drag-Along Debentureholder in connection with the Section 8.2 Transfer and (y) shall make such representations and warranties concerning its title to the Debentures (and Warrants, if applicable) to be sold in connection with the Section 8.2 Transfer and its authority to enter into and consummate the
Section 8.2 Transfer as the Dragging Debentureholder makes, but shall not be required to make any other representations and warranties or indemnities other than in respect of its own representations and warranties. If the Dragging Debentureholder does not request that the Drag-Along Debentureholders participate in a Section 8.2 Transfer, then each holder of Debentures shall have the right to participate in such proposed transfer in accordance with its rights under Section 8.1 above.

                  (c) Each Drag-Along Debentureholder will be responsible for funding its proportionate share of any escrow arrangements in connection with the Section 8.2 Transfer and for its proportionate share of any withdrawals therefrom, including without limitation any such withdrawals that are made with respect to claims arising out of agreements, covenants, representations, warranties or other provisions relating the Section 8.2 Transfer that were made by the Drag-Along Debentureholder.

                  (d) Each Drag-Along Debentureholder will be responsible for its proportionate share of the Costs of the Section 8.2 Transfer to the extent not paid or reimbursed by Concentra or another Person (other than the Dragging Debentureholder); PROVIDED that such Section 8.2 Transfer is consummated and the liability for such Costs shall not exceed the total purchase price received by such Drag-Along Debentureholder for such Debentures (and Warrants, if applicable). The Dragging Debentureholder shall be entitled to estimate the Drag-Along Debentureholders' proportionate share of such Costs and to withhold such amounts from payments to be made to the Drag-Along Debentureholder at the time of closing of the Section 8.2 Transfer; PROVIDED that (i) such estimate shall not preclude the Dragging Debentureholder from recovering additional amounts from the Drag-Along Debentureholder in respect of such Drag-Along Debentureholder's proportionate share of such Costs and (ii) the Dragging Debentureholder shall reimburse the Drag-Along Debentureholder to the extent actual amounts are ultimately less than the estimated amounts or any such amounts are paid by Concentra or another Person (other than the Dragging Debentureholder). If the Section 8.2 Transfer is not consummated within 180 days from the date of the Drag-Along Notice, the Dragging Debentureholder must deliver another Drag-Along Notice in order to exercise its rights under this
Section 8.2 with respect to such Section 8.2 Transfer.

                  (e) At the closing of such Section 8.2 Transfer, each of the Dragging Debentureholders shall deliver one or more Debentures (and Warrants, if applicable), properly endorsed for transfer and with all transfer taxes paid and stamps affixed, which represent the face amount of the Debentures (and Warrants, if applicable) then held by it and to be sold in such sale, duly endorsed for transfer, against payment of the purchase price therefor by wire transfer to the account or accounts specified by such Drag-Along Debentureholder.

                  (f) The proceeds from such Section 8.2 Transfer shall be allocated among the selling holders of Debentures on a PRO RATA basis, based on the face amount of the Debentures and number of Warrants then sold by each such Debentureholder;

                                    ARTICLE 9

                                  MISCELLANEOUS

                  Section 9.1 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given:

                  if to Concentra, to:

                           Concentra Managed Care, Inc.
                           5080 Spectrum Drive
                           Suite 400 West Tower
                           Addison, Texas  75001
                           Attention:  General Counsel
                           Fax:  (972) 364-8043

                           with a copy to:

                           Reboul, MacMurray, Hewitt, Maynard & Kristol
                           45 Rockefeller Plaza
                           New York, New York 10111
                           Attention:  Othon A. Prounis

                           Fax:  (212) 841-5725

                  if to any Buyer, to it at the address set forth under its name in Schedule I hereto;

or to such other address or telecopy number and with such other copies as such party may hereafter specify for the purpose of notice. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

                  Section 9.2 AMENDMENTS AND WAIVERS. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and signed in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  Section 9.3 BOARD OBSERVER. (a) For so long as Chase Equity Associates, L.P. (or its affiliates) shall own $23,000,000 or greater in principal amount at maturity of Debentures, Chase Equity Associates, L.P. shall have the right to appoint one non-voting observer to the Board of Directors (the "Board Observer"). The appointment and removal of the Board Observer shall be by written notice from Chase Equity Associates, L.P. to the Company and shall take effect upon the delivery of written notice thereof at the Company's registered office. The Board Observer and Chase Equity Associates, L.P. shall receive copies of all notices, minutes, consents, and other materials that the Company provides to the members of the Board, PROVIDED, HOWEVER, that the Company reserves the right to exclude the Board Observer from access to any meeting or any materials if it is reasonably believed, upon advice of counsel, that such exclusion is necessary to preserve any privilege or to protect confidential information. Except to the extent so excluded, the Board Observer may participate in discussions of any and all matters brought before any meeting it attends as a non-voting observer.

                  Section 9.4 EXPENSES. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; PROVIDED, HOWEVER, that if for any reason Units are not delivered by or on behalf of Concentra as provided herein, Concentra agrees to reimburse the Buyers for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them. .

                  Section 9.5 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon any inure to the benefit of the parties hereto and their respective successors and assigns, PROVIDED that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each of the other parties hereto (it being agreed that a merger (including the Merger) shall not be deemed an assignment requiring the consent of Buyers). Notwithstanding the foregoing, a Buyer may assign its rights under this Agreement or the right to receive any of the Units under this Agreement to any general or limited partner of such Buyer or any affiliates (as defined in Rule 405 promulgated under the Securities Act) thereof (collectively, the "BUYER PARTIES" and each a "BUYER PARTY"), who are reasonably acceptable to Concentra; PROVIDED that any such Buyer Party executes an assumption agreement reasonably satisfactory in form and substance to Concentra whereby such Buyer Party makes certain representations and warranties as set forth in this Agreement and agrees to be bound, to the same extent as its transferor, by the terms of this Agreement.

                  Section 9.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

                  Section 9.7 JURISDICTION. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.1 shall be deemed effective service of process on such party.

                  Section 9.8 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  Section 9.9 COUNTERPARTS; THIRD PARTY BENEFICIARIES. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

                  Section 9.10 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

                  Section 9.11 CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

                  Section 9.12 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

                  Section 9.13 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       CONCENTRA MANAGED CARE, INC.

                                       By: /s/ Richard Parr II
                                           -------------------------------
                                           Name:  Richard Parr II
                                           Title: Executive Vice President and
                                                  General Counsel

                           WCAS CAPITAL PARTNERS III, L.P.
                           By:  WCAS CP III Associates, L.L.C., General Partner

                           By /s/ Paul Queally
                              ----------------
                              Managing Member

                            JP MORGAN DIRECT CORPORATE FINANCE
                             INSTITUTIONAL INVESTORS, LLC

                            By:  /s/ Julian E. Shles
                                 ---------------------
                                 Name: Julian E. Shles
                                 Title: Vice President of J.P. Morgan Investment
                                        Management, Inc., as Investment Advisor


                            JP MORGAN DIRECT CORPORATE FINANCE
                            PRIVATE INVESTORS, LLC
                            By:  /s/ Julian E. Shles
                                 ---------------------
                                 Name: Julian E. Shles
                                 Title: Vice President of J.P. Morgan Investment
                                         Management, Inc., as Investment Advisor

                          CALIFORNIA PUBLIC EMPLOYEES'
                          RETIREMENT SYSTEM

                           By:  /s/ David E.j. Maxwell
                                ----------------------
                                Name: David E. J. Maxwell
                                Title: Principal Investment Officer

                           CALIFORNIA STATE TEACHERS'
                           RETIREMENT SYSTEM

                            By: /s/ Eileen Y. Okada
                                -------------------
                                Name: Eileen Y. Okada
                                Title: Director of Investment Administration
                                       and External Relations

                              CHASE EQUITY ASSOCIATES, L.P.
                              By: Chase Capital Partners,
                                  its General Partner

                               By: /s/ Jonas Steinman
                                   ------------------
                                   Name: Jonas Steinman
                                   Title:

                          CMS CO-INVESTMENT SUBPARTNERSHIP II

                          By:  CMS CO-INVESTMENT SUBPARTNERSHIP,
                                 a Delaware general partnership
                          By:  CMS Co-Investment Partners, L.P.,
                                 a Delaware limited partnership
                          By:  CMS/Co-Investment Associates, L.P.,
                                 a Delaware limited partnership
                          By:  MSPS/Co-Investment, Inc.,
                                 a Delaware corporation

                          By: /s/ Richard Mitchell
                              ------------------------------
                              Its: Vice President

                          By:  CMS 1997 Investment Partners, L.P.,
                                 a Delaware limited partnership
                          By:  CMS 1997, Inc.
                                 a Delaware corporation

                          By: /s/ Richard Mitchell
                              ------------------------------
                              Its: Vice President

                          By:  CMS Co-Investment Partners I-Q, L.P.,
                                 a Delaware limited partnership
                          By:  CMS/Co-Investment Associates, L.P.,
                                 a Delaware limited partnership
                          By:  MSPS/Co-Investment, Inc.,
                                  a Delaware corporation

                          By: /s/ Richard Mitchell
                              ------------------------------
                              Its: Vice President

                          By:  CMS 1997 Investment Partners, L.P.,
                                 a Delaware limited partnership
                          By:  CMS 1997, Inc.
                                 a Delaware corporation

                          By: /s/ Richard Mitchell
                              ------------------------------
                              Its: Vice President

                          By: /s/ Ira Brind
                              ------------------------------
                              Ira Brind

                          By: /s/ Bruce Lindsay
                              ------------------------------
                              Bruce Lindsay

                          CMS DIVERSIFIED PARTNERS, L.P.
                          By: CMS/DP Associates, L.P, a general partner
                          By: MSPS/DP, Inc., its general partner

                          By: /s/ Richard Mitchell
                              --------------------------------
                              Vice President

                          By:  CMS 1995 Investment Partners, L.P,
                                 a general partner
                          By:  CMS 1995, Inc., its general
                               partner

                          By: /s/ Richard Mitchell
                              ------------------------------
                              Vice President

                          BT CAPITAL INVESTORS, L.P.

                          By: /s/ Heidi Silverstein
                              ------------------------------
                              Name: Heidi Silverstein
                              Title: Director

                        FINANCIERE ET INDUSTRIELLE GAZ ET EAUX

                        By: /s/ Bertrand Soleil
                              ------------------------------
                              Name:Bertrand Soleil
                              Title:

                           GS PRIVATE EQUITY PARTNERS II, L.P.

                           By:  GS PEP II Advisors, L.L.C.,
                                  its General Partner

                           By:  GSAM Gen-Par, L.L.C.,
                                  its Managing Member

                           By: /s/ Jerome Truzzolino
                               ------------------------------
                               Name: Jerome Truzzolino
                               Title: Vice President

                           GS PRIVATE EQUITY PARTNERS II OFFSHORE, L.P.

                           By:  GS PEP II Offshore Advisors, Inc.,
                                   its General Partner

                           By: /s/ Jerome Truzzolino
                               ------------------------------
                               Name: Jerome Truzzolino
                               Title: Vice President

                           GS PRIVATE EQUITY PARTNERS II -
                           DIRECT INVESTMENT FUND, L.P.

                           By: GS PEP II Direct Investment Advisors, L.L.C., its
                                   General Partner
                           By:  GSAM Gen-Par, L.L.C.,
                                   its Managing Member

                           By: /s/ Jerome Truzzolino
                               ------------------------------
                               Name: Jerome Truzzolino
                               Title: Vice President

                           GS PRIVATE EQUITY PARTNERS III, L.P.

                           By:  GS PEP III Advisors, L.L.C., its
                                  General Partner
                           By: GSAM Gen-Par, L.L.C., its Managing
                                  Partner

                           By: /s/ Jerome Truzzolino
                               ------------------------------
                               Name: Jerome Truzzolino
                               Title: Vice President

                           GS PRIVATE EQUITY PARTNERS III OFFSHORE, L.P.

                           By:  GS PEP III Offshore Advisors, Inc., its General
                                  Partner

                           By: /s/ Jerome Truzzolino
                               ------------------------------
                               Name: Jerome Truzzolino
                               Title: Vice President

                           NBK/GS PRIVATE EQUITY PARTNERS, L.P.

                           By:  GS PEP Offshore Advisors (NBK), Inc. General
                                  Partner

                           By: /s/ Jerome Truzzolino
                               ------------------------------
                               Name: Jerome Truzzolino
                               Title: Vice President

                           HAMILTON LANE PRIVATE EQUITY PARTNERS, L.P.

                           By:  HLSP Investment Management, LLC

                           By: /s/ Mario L. Giannini
                               ------------------------------
                               Mario L. Giannini
                               Managing Member

                           HAMILTON LANE PRIVATE EQUITY FUND, PLC

                           By:  HLSP Investment Management, LLC

                           By: /s/ Mario L. Giannini
                               ------------------------------
                               Mario L. Giannini
                               Managing Member

                         A.S.F. CO-INVESTMENT PARTNERS, L.P.

                         By: /s/ Jonathan F. Murphy
                             ----------------------
                             Name: Jonathan F. Murphy
                             Title: Managing Member of Old Kings I LLC, the Sole
                                    Member of PAF 10/98, LLC, the Sole
                                      General Partner of A.S.F. Co-Investment
                                      Partners, L.P.

                            NASSAU CAPITAL PARTNERS III L.P.

                            By: Nassau Capital L.L.C.,
                                its General Partner

                            By: /s/ John G. Quigley
                                -------------------
                                Name: John G. Quigley
                                Title: Member

                            NAS PARTNERS LLC

                            By: /s/ John G. Quigley
                                -------------------
                            Name: John G. Quigley
                            Title: Member

                              NEW YORK LIFE INSURANCE COMPANY

                              By: /s/ Steven M. Benevent
                                  ----------------------
                                   Name: Steven M. Benevento
                                   Title: Director

                                                             SCHEDULE I

                                                                     DEBENTURES                         Aggregate
                  NAME                                   UNITS      (face amount)        WARRANTS     PURCHASE PRICE
                  ----                                   -----      -------------        --------     ----------------
WCAS Capital Partners III, L.P.                     42,703.311      $ 83,943,063.00      619,356       $ 42,703,311.00
JP Morgan Director Corporate Finance                   867.678      $  1,705,618.00       12,585       $    867,678.00
     Institutional Investors, LLC
JP Morgan Director Corporate Finance                   194.950      $    383,219.00        2,827       $    194,950.00
     Private Investors, LLC
California Public Employees'                         1,918.513      $  3,771,273.00       27,826       $  1,918,513.00
Retirement System
California State Teachers' Retirement                3,179.191      $  6,249,422.00       46,110       $  3,179,191.00
     System
Chase Equity Associates, L.P.*                      35,000.000      $ 68,800,455.00      507,629       $ 35,000,000.00
CMS Co-Investment Subpartnership II                    345.896      $    679,937.00        5,017       $    345,896.00
CMS Diversified Partners, L.P.                          11.235      $     22,085.00          163       $     11,235.00
BT Capital Investors, L.P.                          20,000.000      $ 39,314,545.00      290,074       $ 20,000,000.00
Financiere et Industrielle Gaz et   Eaux               226.308      $    444,860.00        3,282       $    226,308.00
GS Private Equity Partners II, L.P.                    542.358      $  1,066,128.00        7,866       $    542,358.00
GS Private Equity Partners II                          280.871      $    552,116.00        4,074       $    280,871.00
     Offshore, L.P.
GS Private Equity Partners II -                        224.697      $    441,693.00        3,259       $    224,697.00
     Direct Investment Fund, L.P.
GS Private Equity Partners III, L.P.                   568.467      $  1,117,451.00        8,245       $    568,467.00
GS Private Equity Partners III                         132.524      $    260,506.00        1,922       $    132,524.00
     Offshore, L.P.
NBK/GS Private Equity Partners, L.P.                    60.130      $    118,199.00          872       $     60,130.00
hamilton Lane Private Equity Fund PLC                   95.355      $    187,442.00        1,383       $     95,355.00
Hamilton Lane Private Equity Partners, L.P.             44.032      $     86,555.00          639       $     44,032.00
A.S.F. Co-Investment Partners, L.P.                  2,098.590      $  4,125,256.00       30,437       $  2,098,590.00
Nassau Capital Partners III L.P.                       892.108      $  1,753,641.00       12,939       $    892,108.00
NAS Partners LLC                                         6.892      $     13,548.00          100       $      6,892.00
New York Life Insurance Company                        606.894      $  1,192,988.00        8,802       $    606,894.00
TOTAL:                                             110,000.000      $216,230,000.00    1,595,406       $110,000,000.00


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c/o Welsh, Carson, Anderson & Stowe    |   *  Chase Capital Partners
     320 Park Avenue, Suite 2500       |       380 Madison Avenue, 12th Floor
     New York, New York  10022         |       New York, New York  10017
     Attention:  Paul B. Queally       |       Attention:  Eric Green
     Telecopy:  (212) 893-9566         |       Telecopy:  (212) 622-3950
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